Registration Statement No. 33-____________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM S-8
     Registration Statement Under the Securities Act of 1933


            PROVIDENCE AND WORCESTER RAILROAD COMPANY
       (Exact name of issuer as specified in its charter)

      RHODE ISLAND                           05-0344399
(State or other jurisdic-                 (I.R.S. Employer
 tion of incorporation)                 Identification No.)

                        75 Hammond Street
                       Worcester, MA 01610
                          (508)755-4000
       (Address, including zip code, and telephone number,
including area code, of registrant's principal executive office)

            Providence and Worcester Railroad Company
                 Non-Qualified Stock Option Plan
                    (Full Title of the Plan)

                      Heidi J. Eddins, Esq.
            Providence and Worcester Railroad Company
                        75 Hammond Street
                       Worcester, MA 01610
                          (508)755-4000
    (Name, address, including zip code, and telephone number, including area code, of agent for service of process)

                            Copy to:
                     Lynne Barry Dolan, Esq.
                    2400 Hospital Trust Plaza
                 Providence, Rhode Island 02903
                          (401)421-3670

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. []

     Approximate Date of Commencement of Proposed Sale to Public:
From time to time after the effective date of this Registration
Statement.

                                         Exhibit Index on Page 10

             CALCULATION OF REGISTRATION FEE
  Title of       Amount     Proposed   Proposed   Amount of
Each Class of    to be       Maximum    Maximum   Registra-
Securities to  Registered   Offering   Aggregate   tion Fee
be Registered               Price Per  Offering
                            Share(*)     Price
Common Stock
(par value
$.50)         52,257 shs.   $    8.50  $ 444,185  $  153.17



      (*) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based on the average of the high and low prices of the Corporation's Common Stock as quoted on the National Association of Securities Dealers Automated Quotation ("NASDAQ")System on April 25 , 1996.

                             PART II

           INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 3. Incorporation of Certain Documents by Reference.

     The following documents heretofore filed by the Providence and Worcester Railroad Company (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

     (a)  The Registrant's latest Annual Report filed on Form 10-K;
and

     (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the financial statements contained in the prospectus referred to in (a) above; and

     (c) The description of the Registrant's common stock contained in the Registrant's registration statement filed under Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.
                                 3

Item 6. Indemnification of Directors and Officers.

     Under the Rhode Island Business Corporation Act, a corporation has the power to indemnify any person made a party to any proceeding by reason of the fact that he is or was a director of the corporation or, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, so long as the person (i) conducted himself in good faith, (ii) reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and in all other cases that his conduct was at least not opposed to its best interests, and
(iii) in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. Indemnification may be made against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding, but shall not be made in respect of any proceeding in which the person shall have been adjudged to be liable to the corporation. Notwithstanding the foregoing, a director shall not be indemnified in respect of any proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he shall have been adjudged to be liable on the basis that personal benefit was improperly received by him. Indemnification may not be made unless authorized in the specific case after a determination has been made by the Board of Directors or other specific body that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth above.

     In general, an officer of a corporation may be indemnified to the same extent as a director.

     In addition to the authority conferred upon the Registrant as provided above, the charter of the Registrant provides that the Board of Directors may authorize agreements to be entered into with each director to provide that the Registrant shall pay, on behalf of the director with whom the same is entered into, certain losses or expenses arising from claims made against the director in his capacity as a director of the Registrant by reason of any breach of duty, neglect, error, misstatement, misleading statement, omission or other act wrongfully done or attempted. The charter further provides that any agreement so authorized may provide for the advancement of expenses to a
d)rector prior to the final disposition of any action, suit or proceeding involving such director and based on the alleged commission by the director of any such breach of duty or other act wrongfully done or attempted, subject to an undertaking by the director to repay the same to the Registrant if the act involves acclaim for which indemnification is not permitted under the charter and the final disposition of the action results in an adjudication adverse to the director.

     The Registrant's charter provides that any such agreement may not provide for the indemnification of a director, or for the reimbursement of a director, in connection with any claim (A) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (B) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law,
(C) for profits under Section 16(b) of the Exchange Act, or (D) for improper personal benefit (unless the transaction is permitted by the Rhode Island Business Corporation Act).

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     A list of the exhibits included as part of this Registration
Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

Item 9. Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

       (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (or the most recent post-effective amendment thereof); and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, a copy of the Registrant's annual report to shareholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the Registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report upon written request from the employee.

       (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by itself is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 30th day of April , 1996.


                                     PROVIDENCE AND WORCESTER
                                     RAILROAD COMPANY


                                         Orville R. Harrold
                                     By: Orville R. Harrold

                                             President
                                     Title:


                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signatures appears below does hereby constitute and appoint Robert H. Eder, Orville R. Harrold and Heidi J. Eddins, and each of them, with full power of substitution and full power to act without the others, his true and lawful attorney-in-fact and agent for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-8 with respect to 52,257 shares of the Common Stock, $.50 par value, of Providence and Worcester Railroad Company issued pursuant to Providence and Worcester Railroad Company Non-qualified Stock Option Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


      Signature              Title                Date


Robert H. Eder
                      Chairman of the
Robert H. Eder        Board and Director   April 30, 1996


Orville R. Harrold    President and
                      Director             April 30, 1996
Orville R. Harrold


Carl P. Belke
                      Vice President and   April 30, 1996
Carl P. Belke         Director

Ronald P. Chrzanowski
                      Vice President and
Ronald P. Chrzanowski Director             April 30, 1996

Robert J. Easton
                      Treasurer and
Robert J. Easton      Director             April 30, 1996


Frank W. Barrett
                      Director             April 30, 1996
Frank W. Barrett


Phillip D. Brown
                      Director             April 30, 1996
Phillip D. Brown


John H. Cronin
                      Director             April 30, 1996
John H. Cronin


J. Joseph Garrahy
                      Director             April 30, 1996
J. Joseph Garrahy

John J. Healy
                        Director           April 30, 1996
John J. Healy


William J. LeDoux
                        Director           April 30, 1996
William J. LeDoux


Charles M. McCollam,Jr.
                        Director           April 30, 1996
Charles M. McCollam,Jr.

                         EXHIBIT INDEX

     EXHIBIT
     NUMBER         EXHIBIT


     4.1 Amended And Restated Articles of Incorporation of the Registrant


     4.2       By-laws of the Registrant, as amended


      5        Opinion of Lynne Barry Dolan, Esq.


    23.1       Consent of Deloitte & Touche LLP


    23.2       Consent of Lynne Barry Dolan, Esq.
               (included in Opinion filed as Exhibit 5).

                                                EXHIBIT 4.1

                                                         S834A
                                                      Approved
                                                  May 15, 1969.
                                         JANUARY SESSION, 1969

    	AN ACT to Incorporate the Eastern Securities Corporation.

  It is enacted by the General Assembly as follows:
Section 1.
Morris Laird, David Graham, Ernest Malo, Marguerite F. Woods and John
E. O'Brien, and their associates, successors and assigns, be and they hereby are, made a corporation, by the name of Eastern Securities Corporation;and they shall be capable to sue and be sued to final judgment and execution; plead and be impleaded, defend and be defended against in any court, or in any other place whatever; to make, have and use a common seal, and the same to breakor alter at pleasure; and shall be and are hereby vested with all the powers, privileges and immunities which are or may be necessary to carry into effect and objects of this act as hereinafter set forth.

Sec. 2. Said corporation is formed for the purpose and shall have the power to acquire, hold, vote, sell, transfer or otherwise dispose of, and guarantee bonds, securities or evidences of indebtedness created by, or the shares, including a majority, of the capital stock of any other corporation or corporations, whether engaged in or organized for similar or different business or other activities, and to acquire, hold, sell, convey, transfer, lease, rent or otherwise dispose of any property, real or personal, and to engage in any other lawfully authorized business or activity. Said corporation may acquire, hold, sell, transfer or otherwise dispose of shares of its own capital stock.

Sec. 3. The capital stock of said corporation shall consist of thirty-five thousand (35,000) shares having no par value. Any unissued stock may be issued from time to time by the directors for cash, or for personal property, tangible or intangible, or real estate, and the stock so issued shall be full-paid and not liable to any further call or assessment. Stockholders shall have no preemptive right to subscribe for any subsequently issued capital stock.

Sec. 4. The management of the business and affairs of the corporation shall be vested in a board of directors, consisting of nine directors to be elected by the stockholders as follows: the directors shall be divided into three classes of equal number and at the first annual meeting of stockholders, directors of the first class shall be elected for a term to expire at the first annual meeting next after their election, those of the second class shall be elected for a term to expire at the second annual meeting next after their election, and those of the third class shall be elected for a term to expire at the third annual meeting next after their election. At each annual meeting after such classification the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. All directors shall serve until their successors are elected and qualified and vacancies in the board of directors may be filled by the affirmative vote of a majority of the remaining directors. A majority of the directors shall constitute a quorum for all purposes. The directors shall elect such officers as are provided by the bylaws, and may also elect an executive committee and such other committees as they may see fit from their own number, and may delegate to such committee such of the powers of the board of directors and such other powers as they may deem expedient, and they shall have the power to make and adopt by-laws for the corporation which shall not be inconsistent with the provisions of this act. Until the first annual meting of stockholders under this act, Morris Laird, David Graham, Ernest Malo, Marguerite F. Woods, John E. O'Brien, Anna Coleman, Irene Redman,
Roland Bernard and James B. Grant shall be directors of said corporation.

         Sec. 5. Annual meetings of the stockholders of said corporation shall be held at the time and place specified in the by-lays, provided however, that the first annual meeting of stockholders shall be held at the call of a majority of the directors for the time being, not later than one year after the date of passage of this act. Stockholders shall be entitled to receive not less than ten days' notice of the time, place and purpose of each meeting of stockholders.

         At all meetings of stockholders, annual or special, and for whatever purpose, each stockholder shall be entitled to one vote for every share owned by him, not exceeding fifty shares; and one vote for every twenty shares more than fifty owned by him;
provided, that no stockholder shall be entitled to vote upon more than onefourth part of the whole number of outstanding shares, unless as proxy for other stockholders, and any stockholder may have a right to vote by proxy duly authorized in writing. Provided, however, that the corporation shall have the right to create a class or classes of capital stock which shall have no voting power. In each case where for the authorization of any corporation action the general laws of this state would otherwise require the affirmative vote of the holders of a specified portion of the shares of this corporation entitled to vote thereon, in lieu thereof, the affirmative vote of the holders of shares representing such specified portion of the total voting power of the outstanding shares of this corporation shall be required.

        If, at any time, the directors and stockholders shall vote to split the outstanding shares, the voting rights of the capital stock shall be adjusted by the directors so as to maintain as nearly as may be the relative voting power of each stockholder as it was prior to such split. This corporation shall have the power to issue stock in stock splits, stock dividends and recapitalizations. The voting provisions of the capital stock provided for in this section shall not be changed except by specific amendment of this act by the general assembly, which shall have been approved and accepted as an amendment to this act by two-thirds of the votes of the stockholders as a meeting duly called for the purpose. At all meetings of stockholders one-third of the outstanding shares shall constitute a quorum for all purposes. Special meetings of the stockholders may be called by the president, the board of directors and the holders of not less than fifty per cent of the outstanding shares.

  	SEC. 6. The provisions of the general laws of this state shall be applicable to this corporation, provided however, that in the event of inconsistency between the provisions of this act, and the provisions of any other acts or parts of acts, public or private, the provisions of this act shall prevail.

   SEC. 7.  This act shall take effect upon its passage.

                                                          H2227A
                                           Approved  May 5, 1972
                                           JANUARY SESSION, 1972

AN ACT in Amendment of and in addition to an Act Entitled "An Act to Incorporate the Eastern Securities Corporation".
It is enacted by the General Assembly as follows: Section 1.
Section 1 of an act entitled "An act to incorporate the eastern securities corporation" passed at the January session, A.D. 1969 is hereby amended by changing the name of the corporation as therein stated from Eastern Securities Corporation to Providence and Worcester Railroad Company.

Section 2.  Section 2 of said act is hereby amended to read as follows:

"Sec. 2. Said corporation is formed for the purpose and shall have the power to conduct a general railroad business in the state of Rhode Island and in all states of the United States; to survey, build, own, lease, acquire, mortgage, operate, and maintain and sell or otherwise dispose of a line or lines of railroad for the purpose of carrying and transporting freight, passengers, baggage, mail and express, and to do a general railroad business for hire and for toll; to purchase, construct, own, maintain and operate wharves, bridges and trestles, and to lay rails and operate railroads thereon; to purchase, construct, own, maintain and operate in connection therewith ferries, vessels, ships, steamers, barges, docks, slips and landings, and discharging places for freight and passenger traffic; to purchase, sell, lease, mortgage, hold and operate all classes of real estate; and to purchase, sell, mortgage, hold, control and operate easements, franchises, roads and rights-of-way; to construct power plants; to construct and operate common carrier pipelines for hire and for toll in the state of Rhode Island and in all states of the United States; to buy, own, build, maintain, lease and sell, mortgage or otherwise dispose of plants for the manufacture and repair of engines, motors, cars, trucks and rolling stock of all kinds and machinery and mechanical devices of every kind and nature for the furtherance of the purposes herein stated; to do, either as principal or agent and either alone or through subsidiaries or in connection with other persons, firms, associations or corporations, all and everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any one or more of the purposes herein enumerated or designed directly or indirectly to promote the interests of the corporation or to enhance the value of its properties, and in general to engage in any lawful act or activity for which corporations may now or hereafter be organized under the general laws of Rhode Island."

    Sec. 3. Section 5 of said act is hereby amended by adding thereto at the end thereof the following paragraph. "The corporation shall have the right to create a class or classes of capital stock which shall have full, limited or no voting power."

    Sec. 4.  Section 6 of said act is hereby amended to read as follows:
"Sec. 6. The provisions of the general laws of this state (including any general act or acts providing for the organization and government of corporations, and specifically chapter 1.1 of title 7 of the general laws entitled "Rhode Island Business Corporation Act"), as they presently exist or as they may hereafter be enacted or amended from time to time, shall be applicable to this corporation, provided, however, that in the event of inconsistency between the provisions of this act and the provisions of any other acts or parts of acts, public or private, the provisions of this act shall prevail."

    Sec. 5. In addition to and not in limitation of its other powers, privileges and franchises, this corporation shall have the power and be authorized to merge (as the surviving corporation) with Providence and Worcester Company, a Delaware corporation (successor by merger to Providence and Worcester Railroad Company chartered by the legislature of the state of Rhode Island and the Commonwealth of Massachusetts in
1844). The merger herein authorized shall be effected in the same manner as in the case of the merger of a domestic corporation organized under the Business Corporation Act with a foreign corporation, where such domestic corporation is to be the surviving corporation. At such time as the merger shall take effect, this corporation shall thereafter possess all the rights, privileges, immunities and franchises, as well of a public as of a private nature, of each of the merging corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choices in action, and all and every other interest of, or belonging to, or due to each of the corporations so merged, shall be taken and deemed to be transferred to and vested in this corporation without further act of deed; and the title to any real estate, or any interest therein, vested in any of such corporations shall not revert or be in anyway impaired by reason of such merger; and this corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the corporations so merged; and any claim existing or action or proceeding pending by or against either of such corporations may be prosecuted as if such merger had not taken place; and neither the rights of creditors nor any liens upon the property of either of such corporations shall be impaired by such merger."

    Sec. 6. This act shall take effect upon its passage, and all acts or parts of acts inconsistent herewith are hereby repealed.

          	STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
                   CERTIFICATE OF AMENDMENT TO THE CHARTER OF
		               P&W INDUSTRIES, INC.
	The undersigned, as the Vice President and the Secretary, respectively, of P&W Industries, Inc., a Rhode Island corporation, organized pursuant to an act entitled "An Act to Incorporate the Eastern Securities Corporation", passed at the January Session, A.D. 1969 of the
Rhode Island General Assembly, as heretofore amended (the "Act"), do hereby certify that pursuant to the provisions of Section 5 of the Act, the Board of Directors of said corporation on September 24, 1976, by unanimous vote, adjusted the voting rights of the capital stock of said corporation by amending the first sentence of the second paragraph of said Section 5 to read as follows:
       "At all meetings of stockholders, annual or special, and for whatever purpose, each stockholder shall be entitled to one vote for every share owned by him, not exceeding one thousand shares;
and twenty votes for every four hundred shares more than one thousand owned by him; provided, that no stockholder shall be entitled to vote upon more than one-fourth part of the whole number of outstanding shares, unless as proxy for other stockholders, and any stockholder may have a right to vote by proxy duly authorized in writing."

    IN WITNESS WHEREOF, the undersigned have executed this certificate in their capacities as Vice President and Secretary, respectively, of P&W Industries, Inc., this 24th day of September, 1976.
                				Raymond D. Finizia
                                                Vice President
				                Joseph R. DiStefano Secretary
           	                                STATE OF RHODE ISLAND
                                                (COUNTY OF PROVIDENCE )

At East Providence in said county on this 24th day of September, 1976, personally appeared before me Rayomnd D.
Finizia and Joseph R. DiStefano, who, being by me first duly sworn, declared that they are respectively the Vice President and the Secretary of P&W Industries, Inc., that they signed the foregoing document as Vice President and Secretary, respectively, of the corporation, and that the statements therein contained are true.
                                            Marguerite F. Woods
                                            Notary Republic
              	                            My Commission Expires June 30, 1981

               STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
                     ARTICLES OF AMENDMENT TO THE CHARTER
                                    OF
                   PROVIDENCE AND WORCESTER RAILROAD COMPANY
                   (Formerly Eastern Securities Corporation)
Pursuant to the provisions of Section 7-1.1-56 of the General Laws, 1956, as amended, the undersigned corporation adopts the following Articles of Amendment to its Charter:

FIRST: The name of the corporation is Providence and Worcester Railroad Company

SECOND: The shareholders of the corporation on September 24, 1976, in the manner prescribed by Chapter 7-1.1 of the General
Laws, 1956, as amended, adopted the following amendment(s) to the Charter:
[Insert Amendment(s)]
"RESOLVED:  That Section 1 of the act entitled 'An Act to
Incorporate the Eastern Securities Corporation', passed at the January Session, A.D. 1969 of the Rhode Island General Assembly, as heretofore amended (the 'Act'), be and it hereby is further amended by changing the name of the corporation as therein stated from Providence and Worcester Railroad Company to P&W Industries, Inc." "RESOLVED: That the first sentence of Section 3 of the Act be and it hereby is amended to read as follows: 'The capital stock of said corporation shall consist of seven hundred thousand (700,000) shares of common stock having a par value of One Dollar ($1.00) each.'"

THIRD: The number of shares of the corporation outstanding at the time of such adoption was 35; and the number of shares entitled to vote thereon was 35.

FOURTH:  The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:
(if inapplicable, insert "none")
    CLASS	                            NUMBER OF SHARES
Common Stock, no par value		           35

FIFTH:  The number of shares voted for such amendment was 35;
and the number of shares against such amendment was none.

SIXTH:  The number of shares of each class entitled
to vote thereon as a class voted for and against such amendment, respectively, was:  (if inapplicable, insert "none")
							                               NUMBER OF SHARES VOTED
CLASS                                      FOR      AGAINST
Common Stock, no par value                  35       None

SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: (If no change, so state)
No change.

EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: (If no change, so state) No change.

Dated: September 24, 1976    Providence and Worcester Railroad Company
					BY:   Raymond D. Finizia
    	                                Its:  Vice President AND:
                                              Joseph R. DiStefano
                                        Its:  Secretary
                                           STATE OF RHODE ISLAND
				   	   SC.COUNTY OF PROVIDENCE

At East Providence in said county on this 24th day of September, 1976, personally appeared before me Raymond D. Finizia, who, being by me first duly sworn, declared that he is the Vice President of Providence andWorcester Railroad Company, that he signed the foregoing document as Vice President of the corporation, and that the statements therein contained are true.
                                       Marguerite F. Wood
                                       Notary Public
                                       My commission expires June 30,
                                       1981(NOTARIAL SEAL)

            STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
                  ARTICLES OF AMENDMENT TO THE CHARTER
                                 OF
                      	  P&W INDUSTRIES, INC.

Pursuant to the provisions of Section 7-1.1-56 of the General Laws, 1956, as amended, the undersigned corporation adopts the following Articles of Amendment to its Charter:

FIRST:  The name of the corporation is P&W Industries,Inc.

SECOND: The shareholders of the corporation on February 14, 1979, in the manner prescribed by Chapter 71.1 of the General Laws, 1956, as amended, adopted the following amendment(s) to the Charter:
		[Insert Amendment(s)]

    VOTED: That Section 1 of the act entitled "An Act to Incorporate the Eastern Securities Corporation", passed at the January Session, A.D. 1969 of the Rhode Island General Assembly, as heretofore amended (the "Act"), be and it hereby is further amended by changing the name of the corporation as therein stated from P&W Industries, Inc. to Providence and Worcester Railroad Company. There was then presented to the meeting a Supplemental Agreement among the corporation, Providence and Worcester Railroad Company, a Rhode Island corporation ("Railroad"), all of the stock of which is owned by the corporation, and Providence and Worcester Company, a Delaware corporation ("P&W"), and an Agreement and Plan of Reorganization between P&W and Railroad, which were duly considered at said meeting; and, upon motion duly made, seconded and carried, it was RESOLVED, that the Supplemental Agreement and the Agreement and Plan of Reorganization shall be and hereby are approved in all respects and that the officers of the corporation are hereby authorized to execute the Supplemental Agreement in the name of and to deliver on behalf of the corporation said Supplemental Agreement with such modifications as the officers executing the Supplemental Agreement may approve, their execution thereof to be deemed conclusive evidence of such approval and of their authority hereunder.

       FURTHER RESOLVED, that the common stock of the corporation, $1 par value, be issued in accordance with the Supplemental Agreement to the holders of the common stock, $100 par value, of P&W at the ratio of 20 shares of common stock, $1 par value, of the corporation to be issued in exchange for each one share of the common stock, $100 par value, of P&W in consideration of the agreements contained in the Supplemental Agreement and the assets of P&W to be acquired by Railroad, a whollyowned subsidiary of the corporation, via the merger contemplated by the Agreement and Plan of Reorganization.
       FURTHER RESOLVED, that the consideration to be received for the issuance of said stock as aforesaid is hereby determined to be greatly in excess of $1 per share for each of the shares of the common stock, $1 per value, of the corporation to be issued in accordance with the Supplemental Agreement; and, of the consideration being received, $1 for each share issued in accordance with the Supplemental Agreement shall be and the same hereby is allocated to the capital of the corporation, and the excess, as determined in accordance with standard accounting practices, shall be and hereby is allocated to the surplus of the corporation.

THIRD: The number of shares of the corporation outstanding at the time of such adoption was 700; and the number of shares entitled to vote thereon was 700.

FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:
(if inapplicable, insert "none")
    CLASS	                  		   NUMBER OF SHARES
Common Stock, $1.00 par value			          700

FIFTH: The number of shares voted for such amendment was 700; and the number of shares against such amendment was 0.

SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:
(if inapplicable, insert "none")
                        	NUMBER OF SHARES VOTED
CLASS                             FOR	AGAINST
Common Stock, $1.00 par value	  700      0

SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:
(If no change, so state)
No change.

EIGHTH:  The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:
(If no change, so state) No change.
Dated: February 15, 1979    P&W Industries, Inc.
                      			BY:  Raymond D. Finizia
		                        Its:  Vice President
		                        AND:  Joseph R. DiStefano
                      			Its:  Secretary STATE OF RHODE ISLAND
		                           :  SC. COUNTY OF PROVIDENCE

  At Woonsocket in said county on this 15th day of February, 1979, personally appeared before me Raymond D. Finizia who, being by me first duly sworn, declared that he is the Vice President of P&W Industries, Inc. that he signed the foregoing document as Vice President of the corporation, and that the statements therein contained are true.
                                        Sandra Soderlund
                                        Notary Public
                                        (NOTARIAL SEAL)

             STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS

                  ARTICLES OF AMENDMENT TO THE CHARTER OF
                 PROVIDENCE AND WORCESTER RAILROAD COMPANY

    Pursuant to the provisions of Section 7-1.1-56 of the General Laws, 1956, as amended, the undersigned corporation adopts the following Articles of Amendment to its Charter:

FIRST: The name of the corporation is Providence and Worcester Railroad Company

SECOND: The shareholders of the corporation on October 2, 1980, in the manner prescribed by Chapter 71.1 of the General Laws, 1956, as amended, adopted the following amendment(s) to the Charter:
			[Insert Amendment(s)]

RESOLVED: That Section 4 of the Charter of the Company, as amended to date, be and the same hereby is amended to read as follows:
"SEC. 4. The management of the business and affairs of the Corporation shall be vested in a board of directors. The number of directors to constitute the board, the manner of election thereof and the terms of the directors, and all other matters relating to the board, shall be as provided in the bylaws of the Corporation from time to time."

THIRD: The number of shares of the corporation outstanding at the time of such adoption was 700; and the number of shares entitled to vote thereon was 700.

FOURTH: The designation and number of outstanding share of each class entitled to vote thereon as a class were as follows:
(if inapplicable, insert "none")
	CLASS	                      NUMBER OF SHARES
Common Stock, $1.00 par value	          700

FIFTH: The number of shares voted for such amendment was 700; and the number of shares voted against such amendment was 0.

SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:
(if inapplicable, insert "none")
  	                             NUMBER OF SHARES VOTED
	CLASS                          FOR	AGAINST
Common Stock, $1.00 par value	       700         0

SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: (If no change, so state) No change.

EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:
(If no change, so state) No change.

Dated: November 25, 1980
Providence and Worcester Railroad Company
            				BY:   Orville R. Harrold
           				Its:  President AND:
			                      Joseph R. DiStefano
			                Its:  Secretary STATE OF RHODE ISLAND
                                           :  SC. COUNTY OF PROVIDENCE    :

  At Woonsocket in said county on this 25th day of November, 1980, personally appeared before me Orville R. Harrold and Joseph R.
DiStefano who, being by me first duly sworn, declared that they are the President and Secretary, respectively of Providence and Worcester Railroad Company that they signed the foregoing document as President and Secretary of the corporation, and that the statements therein contained are true.
                                         Marguerite F. Woods
                                         Notary Public
                                         (NOTARIAL SEAL)

                                             83-S 349

			Effective May 18, 1983

AN ACT RELATING TO THE EASTERN SECURITIES CORPORATION
It is enacted by the General Assembly as follows: SECTION 1.

            Section 5 of an act entitled, "An Act
to Incorporate the Eastern Securities Corporation," passed at the January session, A.D. 1969, is hereby amended to read as follows:

	"Sec.	5.  Annual meetings of the stockholders of said
corporation shall be held at the time and place specified in the by-laws; provided, however, that the first annual meeting of stockholders shall be held at the call of a majority of the directors for the time being, not later than one (1) year after the date of passage of this act. Stockholders shall be entitled to receive not less than ten (10) days notice of the time, place and purpose of each meeting of stockholders.

At all meetings of stockholders, annual or special,
and for whatever purpose, each stockholder shall be entitled to one
(1) vote for every share owned by him, not exceeding one thousand
(1,000) shares; and twenty (20) votes for every four hundred (400)
shares more than one thousand (1,000) shares owned by him;
provided, that no stockholder shall be entitled to vote upon more than one-fourth (1/4) part of the whole number of outstanding shares, unless as proxy for other stockholders, and any stockholder may have a right to vote by proxy duly authorized in writing.
Provided, however, that the corporation shall have the right to create a class or classes of capital stock which shall have no voting power.  In each case where for the authorization of any corporate action the general laws of this state would otherwise require the affirmative vote of the holders of a specified
portion of the shares of this corporation entitled to vote thereon, in lieu thereof, the affirmative vote of the holders of shares representing such specified portion of the total voting power of the outstanding shares of this corporation shall be required. If, at any time, the directors and stockholders shall vote to split the outstanding shares, the voting rights of the capital stock shall be adjusted by the directors so as to maintain as nearly as may be the relative voting power of each stockholder as it was prior to such split.
This corporation shall have the power to issue stock in stock splits, stock dividends and recapitalizations. At all meetings of stockholders one-third (1/3) of the outstanding shares shall constitute a quorum for all purposes.  Special meetings of the stockholders may be called by the president, the board of directors and the holders of not less than fifty percent (50%) of the outstanding
shares.   The corporation shall have the right to create a class or
classes of capital stock which shall have full, limited or no voting power." SECTION 2. This act shall take effect upon passage.

           STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
	          ARTICLES OF AMENDMENT TO THE CHARTER
                              OF
          	PROVIDENCE AND WORCESTER RAILROAD COMPANY

      Pursuant to the provisions of Section 7-1.1-56 of the General Laws, 1956, as amended, the undersigned corporation adopts the following Articles of Amendment to its Charter:
FIRST: The name of the corporation is Providence and Worcester Railroad Company

SECOND: The shareholders of the corporation on July 27, 1983, in the manner prescribed by Chapter 71.1 of the General Laws, 1956, as amended, adopted the following amendment to the Charter:
                     [Insert Amendment]
	The first sentence of the second paragraph of Section 5 of an act entitled, "An Act to Incorporate the Eastern Securities Corporation," passed at the January session, A.D. 1969, as heretofore amended, is hereby further amended to read as follows:
	"At all meetings of stockholders, annual or special, and for whatever purpose, each stockholder shall be entitled to one (1) vote for every share owned by him, and any stockholder shall have the right to vote by proxy duly authorized in writing."

THIRD: The number of shares of the corporation outstanding at the time of such adoption was 700; and the number of shares entitled to vote thereon was 700.

FOURTH:  The designation and number of outstanding share of each class entitled to vote thereon as a class were as follows:
(if inapplicable, insert "none")
	CLASS			   NUMBER OF SHARES
                             	        None

FIFTH: The number of shares voted for such amendment was 700; and the number of shares against such amendment was 0.

SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:
(if inapplicable, insert "none")
      		NUMBER OF SHARES VOTED
CLASS             FOR     AGAINST
	                   None
SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: (If no change, so state)
None.

EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:
(If no change, so state) None.

Dated: August 5, 1983	Providence and Worcester Railroad Company
				 BY:   Orville R. Harrold
     		                Its:   President AND:
                                       Joseph  R. DiStefano
				Its:   Secretary
                                       STATE OF RHODE ISLAND		:
				   :  SC. COUNTY OF PROVIDENCE		:

	At Woonsocket in said county on this 5th day of August, 1983, personally appeared before me Orville R. Harrold, who, being by me first duly sworn, declared that he is the President of Providence and Worcester Railroad Company that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.
                                Gloria P. Hopkins Notary Public
	                       My commission expires June 30, 1986
                                     (NOTARIAL SEAL)

          STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
	          ARTICLES OF AMENDMENT TO THE CHARTER
                               OF
               PROVIDENCE AND WORCESTER RAILROAD COMPANY

 	Pursuant to the provisions of Section 7-1.1-56 of the General Laws, 1956, as amended, the undersigned corporation adopts the following Articles of Amendment to its Charter:

FIRST: The name of the corporation is Providence and Worcester Railroad Company

SECOND: The shareholders of the corporation on January 25, 1984, in the manner prescribed by Chapter 71.1 of the General Laws, 1956, as amended, adopted the following amendment(s) to the Charter:
			[INSERT AMENDMENT(S)]
The act entitled "An Act to Incorporate the Eastern Securities Corporation, "passed at the January Session, A.D. 1969, of the
Rhode Island General Assembly, as heretofore amended, is hereby amended to read, in its entirety, as follows:
Section 1. The name of the corporation is Providence and Worcester Railroad Company.
Section 2.  The period of its duration is perpetual.
Section 3. Said corporation is formed for the purpose and shall have the power to conduct a general railroad business in the state of Rhode Island and in all states of the United States; to survey, build, own, lease, acquire, mortgage, operate, and maintain and sell or otherwise dispose of a line or lines of railroad for the purpose of carrying and transporting freight, passengers, baggage, mail and express, and to do a general railroad business for hire and for toll; to purchase, construct, own, maintain and operate wharves, bridges and trestles, and to lay rails and operate railroads thereon; to purchase, construct, own, maintain and operate in connection therewith ferries, vessels, ships, steamers, barges, docks, slips and landings, and discharging places for freight and passenger traffic; to purchase, sell, lease, mortgage, hold and operate all classes of real estate; and to purchase, sell, mortgage, hold, control and operate easements, franchises, roads and rights-of-way; to construct power plants; to construct and operate common carrier pipelines for hire and for toll in the state of Rhode
Island and in all states of the United States; to buy, own, build, maintain, lease and sell, mortgage or otherwise dispose of plants for the manufacture and repair of engines, motors, cars, trucks and rolling stock of all kinds and machinery and mechanical devices of every kind and nature for the furtherance of the purposes herein stated; to do, either as principal or agent and either alone or through subsidiaries or in connection with other persons, firms, associations or corporations, all and everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any one or more of [6 purposes herein enumerated or designed directly or indirectly to promote the interests of the corporation or to enhance the value of its properties; and in general to engage in any lawful act or activity for which corporations may now or hereafter be organized under the general laws of Rhode Island. In addition to the foregoing, the corporation shall have all powers granted to business corporations pursuant to Section 71.1-4 of the General
Laws, 1956, as amended

Section 4. The aggregate number of shares which the corporation has authority to issue is Seven Hundred Thousand
(700,000), each share having one dollar ($1.00) par value.
Section 5.  Existing provisions limiting or denying
to shareholders the preemptive right to acquire additional or treasury shares of the corporation are:
Shareholders have no preemptive right to acquire un-issued or treasury shares of any class or securities convertible into shares or carrying a right to subscribe to or acquire shares.
Section 6.  Existing provisions of the charter
for the regulation of the internal affairs of the corporation are:
Pursuant to Section 7-1.1-30.3(2) of the General Laws, 1956, as amended, and except for actions pursuant to Sections 7-1.1-67, 7-1.1-70.1 or 7-1.172 of the General Laws, 1956, as amended, whenever the vote of the shareholders at a meeting thereof is required or permitted to be taken for and in connection with any corporate action, such action may be taken without a meeting by the written consent of the shareholders entitled to vote thereon if the shareholders who so consent would be entitled to cast at least the minimum number of votes which would be required to take such action at a meeting at which all shareholders entitled to vote thereon are present. Prompt notice of such action shall be given to all shareholders who would have been entitled to vote upon the action if such meeting were held.
The Board of Directors shall have no power or authority to amend or repeal the corporation's bylaws.
Section 7. The provisions of the General Laws of the State of Rhode Island (including any general act or acts providing for the organization and government of corporations, and specifically chapter 1.1 of title 7 of the General Laws entitled "Rhode Island Business Corporation Act"), as they presently exist or as they may hereafter be enacted or amended from time to time, shall be applicable to this corporation, provided, however, that in the event of inconsistency between the provisions of the act entitled "An Act to Incorporate the Eastern Securities Corporation," passed at the January Session, A.D. 1969, of the Rhode Island General Assembly, as amended (the "Act"), and the provisions of any other acts or parts of acts, public or private, the provisions of the Act shall prevail.

THIRD: The number of shares of the corporation outstanding at the time of such adoption was 700; and the number of shares entitled to vote thereon was 700.

FOURTH:  The designation and number of outstanding
share of each class entitled to vote thereon as a class were as follows:  (if inapplicable, insert "none")
CLASS				   NUMBER OF SHARES
                                	None

FIFTH:  The number of shares voted for such amendment was 700;
and the number of shares against such amendment was 0.

SIXTH:  The number of shares of each class entitled to vote
thereon as a class voted for and against such amendment,
respectively, was:  (if inapplicable, insert "none")
	          		NUMBER OF SHARES VOTED
CLASS			          FOR   AGAINST
                                         None

SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: (If no change, so state)
No Change.

EIGHTH:  The manner in which such amendment effects
a change in the amount of stated capital, and the amount of
stated capital as changed by such amendment, are as follows:  (If no change, so state) No change.
Dated: January 25, 1984     Providence and Worcester Railroad Company
                       			BY:  Orville R. Harrold
					Its: President AND:
				             Joseph R. DiStefano
                  			Its: Secretary
                                             STATE OF RHODE ISLAND
              	                           :  SC.COUNTY OF PROVIDENCE

	At Woonsocket in said county on this 25th day of January, 1984, personally appeared before me Orville R. Harrold, who, being by me first duly sworn, declared that he is the President of Providence and Worcester Railroad Company that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.
                                            Edwin G. Torrance
                                             Notary Public
                                            (NOTARIAL SEAL)

          STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
                 ARTICLES OF AMENDMENT TO THE CHARTER
                               OF
               PROVIDENCE AND WORCESTER RAILROAD COMPANY

	Pursuant to the provisions of Section 7-1.1-56 of the General Laws, 1956, as amended, the undersigned corporation adopts the following Articles of Amendment to its Charter:

FIRST:  The name of the corporation is Providence and Worcester Railroad
Company

SECOND: The shareholders of the corporation on October 27, 1987, in the manner prescribed by Chapter 71.1 of the General Laws, 1956, as amended, adopted the following amendment(s) to the Charter:
                    [INSERT AMENDMENT]
       CHARTER OF PROVIDENCE AND WORCESTER RAILROAD COMPANY
   The act entitled "An Act to Incorporate the Eastern Securities Corporation, " passed at the January Session, A.D. 1969, of the Rhode Island General Assembly, as heretofore amended, is hereby amended to read, in its entirety, as follows:

Section 1. The name of the corporation is Providence and Worcester Railroad Company.

Section 2.  The period of its duration is perpetual.

Section 3. Said corporation is formed for the purpose and shall have the power to conduct a general railroad business in the State of Rhode Island and in all states of the United States; to survey, build, own, lease, acquire, mortgage, operate, and maintain and sell or otherwise dispose of a line or lines of railroad for the purpose of carrying and transporting freight, passengers, baggage, mail and express, and to do a general railroad business for hire and for toll; to purchase, construct, own, maintain and operate wharves, bridges and trestles, and to lay rails and operate railroads thereon; to purchase, construct, own, maintain and operate in connection therewith ferries, vessels, ships, steamers, barges, docks, slips and landings, and discharging places for freight and passenger traffic; to purchase, sell, lease, mortgage, hold and operate all classes of real estate; and to purchase, sell, mortgage, hold, control, and operate easements, franchises, roads and rights-of-way; to construct power plants; to construct and operate common carrier pipelines for hire and for toll in the state of Rhode Island and in all states of the United States; to buy, own, build, maintain, lease and sell, mortgage or otherwise dispose of plants for the manufacture and repair of engines, motors, cars, trucks and rolling stock of all kinds and machinery and mechanical devices of every kind and nature for the furtherance of the purposes herein stated; to do, either as principal or agent and either alone or through subsidiaries or in connection with other persons, firms, associations or corporations, all and everything necessary , suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any one or more of the purposes herein enumerated or designed directly or indirectly to promote the interests of the corporation or to enhance the value of its properties; and in general to engage in any lawful act or activity for which corporations may now or hereafter be organized under the general laws of Rhode Island. In addition to the foregoing, the corporation shall have all powers granted to business corporations pursuant to Section 71.1-4 of the General Laws, 1956, as amended

Section 4. The aggregate number of shares which the corporation has authority to issue is 3,104,904 of which 2,069,936 shares thereof, pursuant to the authority granted to the corporation by the last sentence of Section 1 of that certain act passed at the January, 1983, Session of the Rhode Island General
Assembly and entitled "An Act Relating To The Eastern Securities Corporation", shall be designated as Common Stock, shall have a par value of $.50 each, and shall have the powers and rights, and the qualifications, limitations and restrictions thereof, as set forth below, and 1,034,968 shares thereof shall be designated as Preferred Stock, shall have a par value of $.50 each, and shall have the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, as set forth below:
	(a)  Voting Rights
	(i) The holders of the Common Stock shall be entitled to one vote for each share thereof held by them in the election of one-third (1/3) of the board of directors of the corporation proposed to be elected at any meeting of shareholders held for that purpose
(or the nearest larger whole number, if such fraction is not a whole number), voting separately as a class, and the holders of the Preferred Stock shall be entitled to one vote for each share held by them in the election of the balance of the board of directors proposed to be elected at any such meeting, voting separately as a class. The holders of the Common Stock and the holders of the Preferred Stock shall be entitled to one vote per share, voting as separate classes and not together, upon all other matters presented to the shareholders for their approval.

 (ii)  A director may be removed, with or without cause, only by a vote of the holders of a majority of the then outstanding shares of the class of capital stock of the corporation which elected such director. If, during the interval between annual meetings of shareholders for the election of directors, the number of directors who have been elected by the holders of a class of capital stock of the corporation shall, by reason of resignation, death or removal, be reduced, the vacancy or vacancies resulting therefrom may be filled by a majority vote of the remaining directors then in office and elected by the holders of such class of stock. Any director elected to fill any such vacancy as herein provided shall hold office only until the next succeeding meeting of the shareholders called for the election of directors, and any director so elected to fill any vacancy may be removed from office, with or without cause, only by vote of the holders of a majority of the shares of the class of capital stock of the
corporation which elected such director's predecessor in office.
	(iii)   Pursuant to Section 7-1.1-30.3(2) of the General Laws,
1956, as amended, and except for actions pursuant to Sections 7-
1.1-67, 7-1.1-70.1 or 7-1.1-72 of the General Laws, 1956, as
amended, whenever the vote of the shareholders at a meeting
thereof is required or permitted to be taken for an in connection with any corporate action, such action may be taken without a meeting by the written consent of the shareholders entitled to vote thereon if the shareholders who so consent would be entitled to cast at least the minimum number of votes which would be
required to take such action at a meeting at which all
shareholders entitled to vote thereon are present. Prompt notice of such action shall be given to all shareholders who would have been entitled to vote upon the action if such meeting were held.
	(iv)  The shareholders shall have the sole power and authority to amend or repeal the corporation's bylaws, and the board of directors shall have no power or authority with respect thereto.
	(b)  Dividend Rights
The holders of the shares of Preferred Stock shall
be entitled to receive cash dividends at the rate of $.05 per share per annum, and no more, out of funds at the time legally available for payment of dividends, but only when and as declared by the board of directors.  Dividends of the Preferred Stock shall not cumulate from year to year, but shall in any calendar year be paid in the amount specified above prior to the payment of any dividend on Common Stock in such calendar year.  Thereafter, the holders of the shares of Common Stock shall be entitled to receive in such calendar year dividends, out of funds at the time legally available for payment of dividends, when and as declared by the board of directors; provided, however, that in the case of dividends or other distributions payable in stock of the corporation, including distributions pursuant to stock split-ups or divisions of stock of the corporation, only shares of Common Stock shall be distributed with respect to Common Stock.
The board of directors may,  in its discretion, but subject to the foregoing provisions, declare and pay dividends in respect of shares of Preferred Stock without the concurrent or subsequent declaration or payment of an equal dividend, or any dividend, in respect of the shares of Common stock.
	(c)  Liquidation Rights
   In the event of the liquidation, dissolution or
winding up of the corporation, whether voluntary or involuntary, the holders of the Preferred Stock and the holders of the Common
Stock shall be entitled to share, ratably, share for share, in all assets of the corporation remaining after the satisfaction or the provision for the satisfaction of all liabilities of the
corporation, provided, that the right of the shares of Common
Stock to share in such assets of the corporation shall be subject to appropriate and equitable adjustment by the board of directors, in its discretion, in the event of any reclassification or change in the number of, or any division, combination, stock split, stock dividend payable or similar event with respect to the, Common
Stock.  A reorganization, consolidation or merger of the
corporation (in whatever manner effected, including the sale or transfer of its assets) shall not be regarded as a voluntary reorganization, dissolution or winding up of the corporation.
	(d)  Conversion Rights
  (i) Each share of Preferred Stock may at any
time be converted, at the option of the holder thereof, into one fully paid and nonassessable share of Common Stock.  The number of shares of Common Stock into which each share of Preferred Stock may be converted shall be subject to appropriate and equitable adjustment by the board of directors, in its discretion, in the event of any reclassification or change in the number of, or any division, combination, stock split, stock dividend payable or similar event with respect to, the Common Stock. Such right may be exercised by the surrender of the certificate representing such share of Preferred Stock to be so converted at the office of the transfer agent for the Common Stock of the corporation (the
"Transfer Agent") during normal business hours, accompanied by a ten notice of the election by the holder thereof to convert, together with funds in the amount of any applicable transfer tax which is payable as hereinafter provided in subsection (iv), and
(if so required by the corporation or the Transfer Agent) an instrument of transfer in form satisfactory to the corporation and to the Transfer Agent, duly executed by such holder or his or her duly authorized attorney.
	(ii)  As promptly as practicable after the
surrender for conversion of a certificate representing a share or shares of Preferred Stock in the manner provided in the foregoing subsection, and the payment in cash of any amount required by the provisions of such subsection, the corporation will deliver or cause to be delivered at the office of the Transfer Agent, to or upon the written order of the registered holder of the certificate so surrendered, certificate(s) representing the number of fully paid and nonassessable shares of Common Stock issuable upon such conversion, registered in such name(s) as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Preferred Stock, and all rights of the holder of such shares of
Preferred Stock as such holder shall terminate at such time, and the person(s) in whose name(s) the certificate(s) representing the shares of Common Stock are to be issued pursuant to such
conversion shall be treated for all purposes as having
become at such time the record holder(s) of such shares of Common
Stock; provided, however, that if a share of Preferred Stock shall be converted subsequent to the record date for the payment of a dividend or other distribution on shares of Preferred Stock but prior to such payment or distribution, the registered holder of such share, at the close of business on such record date, shall be entitled to receive the dividend or other distribution payable on such share in the manner and to the extent that such holder would have been entitled to receive such dividend or other distribution in the absence of such conversion, and that any such surrender on any date when the stock transfer books of the corporation shall be closed shall constitute the person(s) in whose name(s) the
certificate(s) representing shares of Common Stock are to be issued as the record holder(s) thereof for all purposes
immediately prior to the close of business on the next succeeding day on which such transfer books are open.
(iii)  The corporation covenants that it will at all
times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Preferred Stock, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares of Preferred Stock, provided, that nothing contained herein shall be construed to preclude the corporation from satisfying its obligations in
respect of the conversion of the outstanding shares of Preferred
Stock by delivery of shares of Common Stock which may at the time be held in the treasury of the corporation.  The corporation covenants that if any shares of Common Stock required to be
reserved for purposes of conversion hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be issued upon conversion, the corporation will use its best efforts to cause such shares to be duly registered or approved, as the case may be.
The corporation will also use its best efforts to list the shares of Common Stock required to be delivered upon conversion of
Preferred Stock prior to such delivery upon each national securities exchange on which the outstanding Common Stock is listed at the time of such delivery.  The corporation covenants that all shares of Common
Stock which shall be issued upon conversion of shares of Preferred Stock will, upon issue, be fully paid and nonassessable and not subject to any preemptive rights.
	(iv)  The issuance of certificates for shares of Common Stock upon conversion of shares of Preferred stock as hereinabove
provided shall be made without charge for any stamps or any
similar tax with respect to such issuance; provided, that if any such certificate is to be issued in a name other than that of the holder(s) of the share(s) of Preferred Stock converted, the
person(s) requesting the issuance thereof shall pay to the
corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the corporation that such tax has been paid.
  (v) Shares of Preferred Stock converted as provided in the foregoing provisions shall be canceled and shall not be reissued.
	 (e)  Redemption by Corporation
  (i)  The corporation may, at any time prior to
December 31, 1990, redeem all or any part of the shares of any class of capital stock at the time outstanding at a price equal to the par value of the shares so redeemed, together in each case with the amount of any declared and unpaid dividends to the
redemption date.
  (ii)  Notice of every such redemption shall be
mailed, postage prepaid, to the holders of record of the capital stock to be redeemed at their respective addresses then appearing on the books of the corporation, not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for such redemption.  At any time before or after notice has been given as above provided, the corporation may deposit the aggregate
redemption price of the shares of capital stock to be redeemed with any bank or trust company  named in such notice and having capital and surplus of more than Five Million Dollars
($5,000,000), with directions that the same be paid to the
respective holders of the shares of capital stock so to be
redeemed, on surrender of the stock certificate or certificates therefor held by such holders, and after such notice shall have been given and such deposit shall have been made, such holders shall have no interest in or claim against the corporation or other rights with respect to such shares except the right to receive the redemption price therefor from such bank or trust company without interest, provided, that if shares of Preferred
Stock shall be noticed for redemption as provided herein, the holders of any such shares may, within the period of sixty (60)
days next following the giving of such notice in the manner
provided herein, exercise their rights to convert such shares into shares of Common Stock in the manner provided in subsection (d), above, whereupon the notice of redemption provided for herein shall be deemed inapplicable to the shares of Preferred Stock which are the subject of any exercises.  The corporation may at any time withdraw from such bank or trust company with whom the aggregate redemption price may have been deposited as provided herein an amount equal to the aggregate redemption price for all shares of
Preferred Stock which shall, subsequent to the notice of redemption provided for herein, have been converted into Common Stock as provided herein.
  (iii)  In case less than all of the outstanding
shares of capital stock of any class are to be redeemed, the corporation shall select the shares of such class so to be
redeemed in such manner as the corporation's board of directors may in its sole discretion deem fair and equitable, which may include provisions for pro rata selection or selections by lot, provided, that at the option of the board of directors shares held by the holders in each case of less than one hundred (100) shares of the class of capital stock to be redeemed may be redeemed in whole, upon selection by lot in such manner as shall be prescribed by the board of directors, prior to the selection of additional shares to be redeemed.
  (iv)  If the holders of shares of capital stock
which shall have been noticed for redemption as provided herein shall not, within ten (10) years after the deposit provided for above, claim the amount deposited for the redemption of such shares, the bank or trust company holding such deposit shall, upon demand, pay over to the corporation such unclaimed
amounts, together with any interest accrued thereon, and
thereupon such bank or trust company and the corporation shall be relieved of all further responsibility in respect thereof and to such holders.
   (v)	Any shares of Preferred Stock which are
redeemed by the corporation pursuant to the provisions of this subsection (e) or are otherwise acquired by the corporation shall be canceled and shall not be reissued. Any shares of Common Stock which are redeemed by the corporation pursuant to the provisions of this subsection (e) shall assume the status of authorized and unissued shares of Common stock.

Section 5.  Except as elsewhere in this charter
specifically provided, shareholders shall have no preemptive right to acquire unissued or treasury shares of any class or securities convertible into shares or carrying a right to subscribe to or acquire shares.

Section 6. (a) A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of the director's duty as a director, except for (i) liability for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) liability for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) liability imposed pursuant to the provisions of Section 43 of the Rhode Island Business Corporation Act, as amended, (iv) liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (v) liability for any transaction from which the director derived an improper personal benefit (unless said transaction is permitted by Section 37.1 of the Rhode Island Business Corporation Act, as amended). If the Rhode Island Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Rhode Island Business Corporation Act, as so amended. Any repeal or modification of the provisions of this
Section 6 by the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

(b) The board of directors of the corporation may authorize agreements to be entered into with each director for the purpose of indemnifying such director in the manner and to the extent permitted by Section 4.1 of the Rhode Island Business
Corporation Act, as amended.

(c)  In addition to the authority conferred upon
the board of directors of the corporation by subsection (b), above, the board of directors of the corporation may authorize agreements to be entered into with each director for the purpose of indemnifying such director in the manner and to the extent provided herein:
	(i) The agreements authorized hereby may provide that the corporation shall, subject to the provisions of this section, pay, on behalf of a director with whom the same is entered into, any
Loss or Expenses arising from any claim or claims which are made against the director (whether individually or jointly with other directors) by reason of any Covered Act of or by the director in his or her capacity as a director of the corporation.
        (ii)  For the purpose of this section, when used herein
	(1)  "Loss" means any amount which a director is
legally obligated to pay for any claim for Covered Acts and shall include, without being limited to, damages, settlements, fines, penalties or, with respect to employee benefit plans, excise taxes, and expenses incurred in connection with the defense
against any such claim including, without being limited to, legal, accounting or investigative fees and expenses; and
 	(2)  "Expenses" means any expenses incurred in
connection with the defense against any claim for Covered Acts, including, without being limited to, legal, accounting or
investigative fees and expenses; and
	(3)  "Covered Act" means any breach of duty,
neglect, error, misstatement, misleading statement, omission or other act wrongfully done or attempted by a director so alleged by any claimant against the director solely by reason of his or her being a director of the corporation.
	(iii)  The agreements may cover Loss or Expenses arising
from any claims against the estate, heirs or legal representatives of a deceased director who was a director at the time the Covered
Act upon which such claims are based was committed, and the legal representatives of a director or officer in the event of the director's incompetence, insolvency or bankruptcy.
        (iv)  Any agreement authorized hereby may
provide for the advancement of Expenses to a director prior to the final disposition of any action, suit or proceeding, or any appeal therefrom, involving such director and based on the alleged commission by such director of a Covered Act, subject to an undertaking by or on behalf of such director to repay same to the corporation if the Covered Act involves a claim for which indemnification is not permitted under clause (v), below, and the final disposition of such action, suit, proceeding or appeal results in an adjudication adverse to such director.
       (v)  The agreements authorized hereby may not
indemnify a director from and against any Loss, and the
corporation shall not reimburse for any Expenses, in connection with any claim or claims made against a director:  (A) for any breach of the director's duty of loyalty to the corporation or its stockholders; (B) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (C)
for profits under Section 16(b) of the Exchange Act; or (D) for improper personal benefit (unless the transaction is permitted by
Section 37.1 of the Rhode Island Business Corporation Act, as amended).
       (vi)  The agreements authorized hereby may
contain such other terms and conditions, consistent with the provisions of this section, as the board of directors determines to be necessary or desirable.
Section	7.  The provisions of the General Laws of
the State of Rhode Island (including any general act or acts providing for the organization and government of corporations, and specifically chapter 1.1 of title 7 of the General Laws entitled
"Rhode Island Business Corporation Act"), as they presently exist or as they may hereafter be enacted or amended from time to time, shall be applicable to this corporation, provided, however, that in the event of inconsistency between the provisions of the act entitled
"An Act to Incorporate the Eastern Securities Corporation," passed at the January Session, A.D. 1969, of the Rhode Island General Assembly, as amended (the "Act"), and the provisions of any other acts or parts of acts, public or private, the provisions of the Act shall prevail.

THIRD: The number of shares of the corporation outstanding at the time of such adoption was 700,000; and the number of shares entitled to vote thereon was 700,000

FOURTH:  The designation and number of outstanding share of
each class entitled to vote thereon as a class were as follows:
(if inapplicable, insert "none")
CLASS	                                 NUMBER OF SHARES
Common Stock, $1.00 par value		      700,000

FIFTH: The number of shares voted for such amendment was 700,000; and the number of shares against such amendment was 0.

SIXTH:  The number of shares of each class entitled to vote
thereon as a class voted for and against such amendment,
respectively, was:  (if inapplicable, insert "none")
				NUMBER OF SHARES VOTED
CLASS                            FOR	  AGAINST
Common Stock, $1.00 par value	700,000      0

SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: (If no change, so state)
No change.

EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:
(If no change, so state)
No change.

Dated: October 27, 1987    Providence and Worcester Railroad Company
                               	BY:   Orville R. Harrold
	                        Its:  President AND:
                                      Joseph  R. DiStefano
                                Its:  Secretary
                                      STATE OF RHODE ISLAND
                                   :  SC. COUNTY OF PROVIDENCE	:

	At Providence in said county on this 27th day of October, 1987, personally appeared before me Orville R. Harrold, who, being by me first duly sworn, declared that he is the President of Providence and Worcester Railroad Company that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.
                                Edwin G. Torrance Notary Public
                                        (NOTARIAL SEAL)

              STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
                   ARTICLES OF AMENDMENT TO THE CHARTER OF
                  PROVIDENCE AND WORCESTER RAILROAD COMPANY

  Pursuant to the provisions of Section 7-1.1-56 of the General Laws, 1956, as amended, the undersigned corporation adopts the following Articles of Amendment to its Charter:

FIRST: The name of the corporation is Providence and Worcester Railroad Company

SECOND: The shareholders of the corporation on October 28, 1987, in the manner prescribed by Chapter 71.1 of the General Laws, 1956, as amended, approved the merger of the corporation with P&W Acquisitions, Inc., a
Rhode Island corporation. Articles of Merger were filed with the Secretary of State on December 30, 1987, to be effective at 12:02 AM on January 1, 1988.
	Pursuant to Paragraph 13(c) of Part III of the Master
Agreement which was filed with the Articles of Merger, the first paragraph of Section 4 of the Corporation's charter was deemed to be amended as of the effective time of the merger so that the same shall, as amended, read as follows:
	"Section	4.  The aggregate number of shares which
the corporation has authority to issue is 3,079,625 of which 2,069,936 shares thereof, pursuant to the authority granted to the corporation by the last sentence of Section 1 of that certain act passed at the January, 1983, Session of the Rhode Island General
Assembly and entitled "An Act Relating To The Eastern Securities Corporation", shall be designated as Common Stock, shall have a par value of $.50 each, and shall have the powers and rights, and the qualifications, limitations and restrictions thereof, as set forth below, and 1,009,689 shares thereof shall be designated as Preferred Stock, shall have a par value of $.50 each, and shall have the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, as set forth below:"
THIRD: The number of shares of the corporation outstanding at the time of such adoption was 2,069,936; and the number of shares entitled to vote thereon was 2,069,936

FOURTH:  The designation and number of outstanding share of
each class entitled to vote thereon as a class were as follows:
(if in applicable, insert "none")
CLASS	                               NUMBER OF SHARES
Common Stock, $.50 par value	          1,034,968
Preferred Stock, $.50 par value           1,034,968

FIFTH: The number of shares voted for such amendment was 2,069,936; and the number of shares against such amendment was 0.

SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was: (if inapplicable, insert "none")
                              				NUMBER OF SHARES VOTED

	CLASS
                                      FOR	    AGAINST
Common Stock, $.50 par value   	   1,034,968           0
Preferred Stock, $.50 par value	   1,034,968           0

SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: (If no change, so state)
Set forth in Paragraph 13 of Part III of the Master Agreement referred to in Article SECOND, above.

EIGHTH:  The manner in which such amendment
effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: (If no change, so state) The amendment changed the stated capital of the corporation to $1,009,689, such amount representing the aggregate par value of all of the issued and outstanding capital stock of the corporation.
                                      Dated: January 13, 1988
               Providence and Worcester Railroad Company
                                  BY:  Orville R. Harrold
                                  Its  President
                                  AND: Heidi J. Eddins
                                  Its  Secretary
                                COMMONWEALTH OF MASSACHUSETTS	:
			             :  SC.COUNTY OF WORCESTER

	At Worcester in said county on this 13th day of January, 1988, personally appeared before me Orville R. Harrold, who, being by me first duly sworn, declared that he is the President of Providence and Worcester Railroad Company that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.
                                         Joyce S. Bentley
                                         Notary Public
	                                 My commission expires 4/24/92
                                         (NOTARIAL SEAL)

            STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
                 ARTICLES OF AMENDMENT TO THE CHARTER OF
                PROVIDENCE AND WORCESTER RAILROAD COMPANY

   Pursuant to the provisions of Section 7-1.1-56 of the General Laws, 1956, as amended, the undersigned corporation adopts the following Articles of Amendment to its Charter:

FIRST: The name of the corporation is Providence and Worcester Railroad Company

SECOND: The shareholders of the corporation on July 27, 1988, in the manner prescribed by Chapter 71.1 of the General Laws, 1956, as amended, adopted the following amendment(s) to the Charter:
				[Insert Amendment(s)]
(i) by increasing the aggregate number of shares which the Company has authority to issue to 3,208,404, of which 2,173,436 shares shall be Common Stock and 1,034,968 shares shall be Preferred Stock, such Common Stock and Preferred stock to have the par values and the respective powers, preferences and rights and the respective qualifications, limitations and restrictions thereof, as otherwise set forth in said Section 4, as amended; and
(ii) by deleting in its entirety subsection (e) thereof.

THIRD: The number of shares of the corporation outstanding at the time of such adoption was 2,019,378; and the number of shares entitled to vote thereon was 2,019,378

FOURTH:  The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:
(if inapplicable, insert "none")
	CLASS	                        NUMBER OF SHARES
Common Stock, $.50 par value                1,009,689
Preferred Stock, $.50 par value             1,009,689

FIFTH: The number of shares voted for such amendment was 1,046,492; and the number of shares against such amendment was 0.

SIXTH:  The number of shares of each class entitled to vote
thereon as a class voted for and against such amendment,
respectively, was:  (if inapplicable, insert "none")
				NUMBER OF SHARES VOTED
	CLASS	                               FOR      AGAINST
Common Stock, $.50 par value   	     523,246      0
Preferred Stock, $.50 par value	     523,426      0

SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:
(If no change, so state)
No change.

EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:
(If no change, so state)
No change.

Dated: July 27, 1988	Providence and Worcester Railroad Company
                            	   	BY:  Orville R. Harrold
	                                Its  President
	                                AND: Heidi J. Eddins
                                 Its  Secretary
                                      COMMONWEALTH OF MASSACHUSETTS	:
	               	 	                 :  SC.COUNTY OF WORCESTER

	At Boston in said county on this 27th day of July, 1988, personally appeared before me Orville R. Harrold, who, being by me first duly sworn, declared that he is the President of Providence and Worcester Railroad Company that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.
                                        Susan M. L. Young
                                        Notary Public
                                      		My commission expires 3/4/1994
                                        (NOTARIAL SEAL)

            STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
                ARTICLES OF AMENDMENT TO THE CHARTER OF
               PROVIDENCE AND WORCESTER RAILROAD COMPANY

  Pursuant to the provisions of Section 7-1.1-56 of the General Laws, 1956, as amended, the undersigned corporation adopts the following Articles of Amendment to its Charter:
FIRST: The name of the corporation is Providence and Worcester Railroad Company

SECOND: The shareholders of the corporation on April 28, 1993, in the manner prescribed by Chapter 71.1 of the General Laws, 1956, as amended, adopted the following amendment(s) to the
Charter:
			[Insert Amendment(s)]
Section 4 of the Charter of the Company be amended by adding a new paragraph at the end thereof, reading as follows:
"The Board of Directors may, at any time and from time to time, authorize the execution by the chairman or the president and the secretary or any assistant secretary of the Company and the filing with the Rhode Island Secretary of State of articles of amendment of the charter of the Company evidencing an increase in the authorized shares of Common Stock of the Company over and above the number of such shares authorized as provided above, provided, that no such articles of amendment shall provide for authorized shares of Common Stock in excess of a total of 30,000,000 shares. Until such articles of amendments are executed and filed as herein provided, the number of shares of Common Stock of the Company authorized by the Charter shall be deemed to be limited to the number specified in the latest amendment relating thereto filed with the Rhode Island Secretary of State."

THIRD: The number of shares of the corporation outstanding at the time of such adoption was 2,024,217; and the number of shares entitled to vote thereon was 2,024,217.

FOURTH:  The designation and number of outstanding share of
each class entitled to vote thereon as a class were as follows:
(if in applicable, insert "none")
        CLASS                           NUMBER OF SHARES
        Common                             1,378,019
        Preferred                            646,198

FIFTH: The number of shares voted for such amendment was 1,585,464; and the number of shares against such amendment was 90,272.

SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was: (if inapplicable, insert "none")
                                      NUMBER OF SHARES VOTED
CLASS                                     FOR       AGAINST
Common			               1,054,416     86,863

Preferred                                531,048      3,409

SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: (If no change, so state)
No change.

EIGHTH:  The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:
(If no change, so state) No change.

Dated: May 19, 1993    Providence and Worcester Railroad Company
                                        BY:  Orville R. Harrold
  	                               Its:  President AND:
                                             Heidi J. Eddins
                                       Its:  Secretary
                                             STATE OF MASSACHUSETTS
                                          :  SC. COUNTY OF WORCESTER

At Worcester, MA in said county on this 19th day of May, 1993, personally appeared before me Orville R. Harrold, who, being by me first duly sworn, declared that he is the President of Providence and Worcester Railroad Company that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.
                                      Joyce S. Brown
                                      Notary Public
                                      My commission expires 4/1/1999
                                      (NOTARIAL SEAL)

           	STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
                    OFFICE OF THE SECRETARY OF STATE
                        CERTIFICATE OF AMENDMENT

  TO ARTICLES OF INCORPORATION OF PROVIDENCE AND WORCESTER RAILROAD COMPANY I, Jane Berthiaume, Acting Deputy Secretary of State, hereby certify that duplicate originals of Articles of Amendment to the Articles of Incorporation of Providence and Worcester Railroad Company duly signed and verified pursuant to the provisions of Chapter 7-1.1 of the General Laws, 1956, as amended, have been received in this office and are found to conform to law and that the foregoing if a duplicate original of the Articles of Amendment.
             Witness my hand and the seal of the State of Rhode Island
                         this 21st day of May 1993.
                                             Jane Berthiaume
       	                                     Acting Deputy
                                             Secretary of State

               STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
                   ARTICLES OF AMENDMENT TO THE CHARTER OF
       	          PROVIDENCE AND WORCESTER RAILROAD COMPANY
  Pursuant to the provisions of Section 7-1.1-56 of the General Laws, 1956, as amended, the undersigned corporation adopts the following Articles of Amendment to its Charter:

FIRST: The name of the corporation is Providence and Worcester Railroad Company

SECOND: The shareholders of the corporation on April 28, 1993, in the manner prescribed by Chapter 71.1 of the General Laws, 1956, as amended, adopted the following amendment(s) to the Charter:
			[Insert Amendment(s)]
Section 4 of the charter of the Company be amended by adding a new paragraph at the end thereof, reading as follows:
"The Board of Directors may, at any time and from time to time, authorize the execution by the chairman or the president and the secretary or any assistant secretary of the Company and the filing with the Rhode Island Secretary of State of articles of amendment of the charter of the Company evidencing an increase in the authorized shares of Common Stock of the Company over and above the number of such shares authorized as provided above, provided, that no such articles of amendment shall provide for authorized shares of Common Stock in excess of a total of 30,000,000 shares. Until such articles of amendments are executed and filed as herein provided, the number of shares of Common stock of the Company authorized by the charter shall be deemed to be limited to the number specified in the latest amendment relating thereto filed with the Rhode Island Secretary of State."
On April 28, 1993, the Board of Directors of the Company, pursuant to the authority granted to such Board under said
Section 4 of the charter of the Company, as amended as provided above, authorized the execution and filing of a further amendment of Section 4 of the Company's charter, increasing the number of shares of Common Stock which the Company has authority to issue to by 100,000 shares, to 2,273,436 shares.

THIRD: The number of shares of the corporation outstanding at the time of such adoption was 2,024,217; and the number of shares entitled to vote thereon was 2,024,217

FOURTH:  The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:
(if in applicable, insert "none")
CLASS			   NUMBER OF SHARES
Common			     1,378,019
Preferred  		       646,198

FIFTH: The number of shares voted for such amendment was 1,585,464; and the number of shares against such amendment was 90,272.

SIXTH:  The number of shares of each class entitled to vote
thereon as a class voted for and against such amendment,
respectively, was:  (if inapplicable, insert "none")
				NUMBER OF SHARES VOTED
CLASS				     FOR       AGAINST
Common				  1,054,416   86,863
Preferred		            531,048    3,409

SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: (If no change, so state)
No Change.

EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:
(If no change, so state)
No change.

Dated: June 4, 1993	Providence and Worcester Railroad Company
                               	BY:   Orville R. Harrold
                              	Its:  President AND:
                                      Heidi J. Eddins
                          	    Its:  Secretary
                                      COMMONWEALTH OF MASSACHUSETTS
                            				   :  SC.COUNTY OF WORCESTER

  At Worcester, MA in said county on this 4th day of June, 1993, personally appeared before me Orville R. Harrold, who, being by me first duly sworn, declared that he is the President of Providence and Worcester Railroad Company that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.
                                         Joyce S. Brown
                                         Notary Public
                                	 My commission expires 4/1/1999
                                         (NOTARIAL SEAL)

              STATE OF RHODE ISLAND AND PROVIDENCEPLANTATIONS
               	ARTICLES OF AMENDMENT TO THE CHARTER OF
      	        PROVIDENCE AND WORCESTER RAILROAD COMPANY

  Pursuant to the provisions of Section 7-1.1-56 of the General Laws, 1956, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of
Incorporation:
FIRST: The name of the corporation is Providence and Worcester Railroad Company

SECOND: The shareholders of the corporation on June 25, 1994, in the manner prescribed by Chapter 71.1 of the General Laws, 1956, as amended, adopted the following amendment(s) to the Charter:
See amendments to Section 4 of the Articles of Incorporation attached hereto as Exhibit A, such amendments shall be effective on July 6, 1994.

THIRD: The number of shares of the corporation outstanding at the time of such adoption was 2,074,729; and the number of shares entitled to vote thereon was 2,074,729

FOURTH:  The designation and number of outstanding share of
each class entitled to vote thereon as a class were as follows:
(if in applicable, insert "none")
CLASS                                 NUMBER OF SHARES
Common Stock, $.50 par value             1,809,640
Preferred Stock, $.50 par value	           265,089

FIFTH: The number of shares voted for such amendment was 1,061,624; and the number of shares against such amendment was 0.

SIXTH:  The number of shares of each class entitled to vote
thereon as a class voted for and against such amendment,
respectively, was:  (if inapplicable, insert "none")
                                     NUMBER OF SHARES VOTED
CLASS
                                         FOR       AGAINST
Common Stock, $.50 par value           928,924        0
Preferred Stock, $.50 par value        132,700        0

SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: (If no change, so state)
See amendment.

EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: (If no change, so state) No change.

Dated: June 25, 1994	Providence and Worcester Railroad Company
                                	BY:  Orville R. Harrold
                        	       Its:  President AND:
                                      Heidi J. Eddins
                        	       Its:  Secretary
                                      COMMONWEALTH OF MASSACHUSETTS
					                              :  SC. COUNTY OF WORCESTER

	At Worcester in said county on this 25th day of June, 1994, personally appeared before me Orville R. Harrold, who, being by me first duly sworn, declared that he is the President of Providence and Worcester Railroad Company that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.
                                        Joyce S. Brown
                                        Notary Public
                                 	My commission expires 4/1/1999
                                        (NOTARIAL SEAL)

		EXHIBIT A

(A)  The first sentence of Section 4 shall be amended to read as follows:
	"Section 4. The aggregate number of shares which the corporation has authority to issue is 2,280,253, of which 2,273,436 shares thereof pursuant to the authority granted to the corporation by the last sentence of Section 1 of that certain act passed at the January, 1983, Session of the Rhode Island General
Assembly and entitled 'An Act Relating To The Eastern Securities
Corporation', shall be designated as Common Stock, shall have a par value of $.50 each, and shall have the powers and rights, and the qualifications, limitations and restrictions thereof, as set forth below, and 6,817 shares thereof shall be designated as Preferred Stock, shall have a par value of $50.00 each, and shall have the powers, preferences and rights and the qualifications, limitations and restrictions thereof, as set forth below:"

(B) The first sentence of Section 4(b) shall be amended to read as follows:
"The holders of the shares of Preferred Stock shall be entitled to receive cash dividends at the rate of $5.00 per share per annum, and no more, out of funds at the time legally available for payment of dividends, only when and as declared by the board of directors."

(C)  The first sentence of Section 4(c)
shall be amended to read as follows:
     "In the event of the liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of the Preferred Stock and the holders of the Common Stock shall be entitled to share in all assets of the Corporation remaining after the satisfaction or the provision for the satisfaction of all liabilities of the corporation, provided, that each share of Preferred Stock shall be entitled to the receipt of $100 in value of such assets for each $1.00 in value of such assets received by a share of Common Stock, and provided, further, that the right of the shares of Common Stock to share in such assets of the corporation shall be subject to appropriate and equitable adjustment by the board of directors, in its discretion, in the event of any reclassification or change in the number of, or any division, combination, stock split, stock dividend payable or similar event with respect to, the Common Stock."

(D) The first Sentence of Section 4(d) (i) shall be amended to read as follows:
"(i) Each share of Preferred Stock may at any time be converted, at the option of the holder thereof, into one hundred fully paid and nonassessable shares of Common Stock."

(E)  There shall be added to Section 4 a new
subsection (e), reading as follows:
"(e) On the effective date of this subsection (e)
(the "Effective Date") each share of Preferred Stock, $.50 par value, heretofore authorized and then outstanding (the "Old
Preferred Stock") shall, without further action, be deemed to have been reclassified and changed into one share of the Common Stock authorized under this Section 4, with all the powers and rights, and the qualifications, limitations and restrictions thereof, as may be set forth in the charter as amended from time to time, provided, that at the election of any holder of record of more than one hundred (100) shares of Old Preferred Stock on the Effective Date filed with the Company within sixty (60) days following the Effective Date, such holder will receive, as soon as practicable following such election and in lieu of shares of Common Stock as hereinbefore provided, one one-hundredth (1/100)
of a share of the Preferred Stock authorized under this Section 4
(the "New Preferred Stock") for each share of Old Preferred stock held; provided, further, that if any such election would otherwise result in the issuance of a fractional share of New Preferred
Stock, no such fractional share shall be issued, and in lieu thereof such holder will receive, with respect to the shares of Old Preferred stock giving rise to such fractional share, one (1) share of Common Stock for each share of Old Preferred Stock held, or, at the election of the holder filed with the Company as provided above, an amount in cash for such shares of Old Preferred
Stock at the rate of $7.75 per share.
In addition to the foregoing, if any holder of record of less than one hundred (100) shares of Old Preferred Stock on the Effective
Date shall file an election with the Company within the period provided above to receive cash for such shares in lieu of Common Stock, such holder shall as soon as practicable following such election be paid an amount in cash at the rate specified above for such shares, in lieu of Common Stock. Any election filed with the Company as provided above shall be effective only if it is in such form and is accompanied by such certificates and other documentation, with such signatures and guarantees, as the board of directors may approve. From and after the Effective Date the holders of shares of Old Preferred Stock shall have no voting, dividend, liquidation or other rights with respect thereto, other than the right to receive shares of Common
Stock, New Preferred Stock or cash, all as provided above, upon surrender of the Old Preferred Stock in such manner as the board of directors may approve."

State of Rhode Island and Providence Plantations

DUPLICATE ORIGINAL OF ARTICLES OF AMENDMENT TO THE CHARTER OF
        PROVIDENCE AND WORCESTER RAILROAD COMPANY

	Pursuant to the provisions of Section 7-1.1-56 of the General
Laws, 1956, as amended, the undersigned corporation adopts the following Articles of Amendment to its Charter:
First: The name of the corporation is Providence and Worcester Railroad Company.

Second:  The Board of Directors of the Corporation on December
12, 1995, in the name prescribed by Section 4 of the Charter, as amended, adopted the following amendment(s) to the Charter: VOTED:
That pursuant to the authority granted to the Board of Directors under Section 4 of the Company's charter, as amended, the Chairman or the President and the Secretary or any Assistant Secretary of the Company be and they hereby are authorized to execute in the name of and file with the Rhode Island Secretary of State articles of amendment of said charter evidencing an increase in the number of shares of common stock, $.50 par value, of the Company which the Company has authority to issue by 750,000 shares to 3,023,436 shares.

Third: The number of shares of the corporation outstanding at the time of such adoption was 2,055,473; and the number of shares entitled to vote thereon was none.

Fourth: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:
(if inapplicable, insert "none")
Class              Number of Shares
                        None
Fifth: The number of shares voted for such amendment was n/a; and the number of shares voted against such amendment was n/a.

Sixth:  The number of shares of each class entitled to vote
thereon as a class voted for and against such amendment,
respectively, was: (if inapplicable, insert "None")
			Number of Shares Voted
Class	                    For  Against
              		            None

Seventh: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: (If no changes, so state)
No change

Eighth:  The manner in which such amendment effects a	change
in the amount stated capital, and the amount of stated capital as changed by such amendment, are as follows:
(if no change, so state)
			No change

Dated: December 12, 1995    Providence and Worcester Railroad Company
                                   		BY:  Orville R. Harrold
                                   	Its:  President
                                    AND:  Heidi J. Eddins
                         		         Its:  Secretary
                                          STATE OF MASSACHUSETTS
				                                   :  SC. COUNTY OF WORCESTER

At Worcester in said county on this 12th day of December, 1995, personally appeared before me Orville R. Harrold who, being by me first duly sworn, declared that they are the President, respectively of Providence and Worcester Railroad Company that they signed the foregoing document as President of the corporation, and that the statements therein contained are true.

                                   Wendy Sundeen
                                   Notary Public
                                  (NOTARIAL SEAL)

	STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
    OFFICE OF THE SECRETARY OF STATE CERTIFICATE OF AMENDMENT

  TO ARTICLES OF INCORPORATION OF PROVIDENCE AND WORCESTER RAILROAD COMPANY

        I, Jane Berthiaume, Acting Deputy Secretary of State, hereby certify that duplicate originals of Articles of Amendment to the Articles of
Incorporation of Providence and Worcester Railroad Company duly signed and verified pursuant to the provisions of Chapter 7-1.1 of the General Laws,
1956, as amended, have been received in this office and are found to conform to law and that the foregoing if a duplicate original of the Articles of
Amendment.
                      Witness my hand and the seal of the State
		                    of Rhode Island this 14th day of December 1995.
                                       	Jane Berthiaume
                                      		Acting Deputy Secretary of State
                                        Filed Dec 14, 1995

                                               EXHIBIT 4.2
				MAY 1995
				AMENDED DECEMBER 12, 1995


- -  -
BY-LAWS
OF
PROVIDENCE AND WORCESTER RAILROAD COMPANY

ARTICLE I
OFFICES
	The corporation may have offices at such places either within or without the State of Rhode Island as the Board of Directors may from time to time determine or the business of the corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
	Section 1. All annual meetings of the stockholders for the election of directors shall be held within or without the State of Rhode Island at such place as may be fixed from time to time by the Board of Directors; at least ten days' notice shall be given to the stockholders of the place so fixed. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Rhode Island, as shall be stated in the notice of the meeting.
	Section 2. Annual meetings of stockholders, commencing with the year 1988, shall be held on the last Wednesday of April if not a legal holiday, and if a legal holiday, then on the secular day following, at which the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

	Section 3. Written notice of the annual meeting shall be given to each stockholder of record at least ten days before the date of the meeting.
	Section 4. Special meetings of the stockholders, for any purpose or purposes, may be called by the President, or by the Chairman if there be a Chairman, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.
	Section 5. Written notice of any special meeting of stockholders, stating the time, place and purpose thereof, shall be given to each stockholder of record at least ten days before the date fixed for the meeting.
	Section 6. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
	Section 7. Stockholders representing a majority of each class of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted at the meeting as originally notified.
ARTICLE III
DIRECTORS
	Section 1. The number of directors which shall constitute the whole Board of Directors shall be not less than six [amended December 12, 1995] nor more than fifteen [amended December 12,
1995]. Within the foregoing limits, the number of directors to constitute the whole Board shall be fixed by vote of the Board of Directors at any regular or special meeting of the Board of Directors, or by the stockholders at the annual meeting. If, pursuant to the foregoing authority, the number of directors constituting the whole Board shall be decreased, such decrease shall not be effective with respect to the terms of directors then holding office until the next annual meeting of stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. No person who shall have reached the age of seventy-five (75) years shall be eligible to be elected or re-elected a director of the corporation. No person who is not a shareholder of the corporation shall be eligible to serve as a director of the corporation. Any director who, during the period beginning with his or her first election to office and ending on the December 31 next following such election, or during any calendar year thereafter, attends less than seventy-five percent (75%) of either (i) the total number of meetings of the Board of Directors held during such period, or
(ii) the total number of meetings held by all committees of the Board of Directors on which he or she shall have served during such period, shall be ineligible for re-election as a director upon the expiration of his or her term as a director; provided, that a majority of the remaining directors may waive such requirement upon receipt of evidence satisfactory to them that the failure of any director to satisfy the foregoing requirements was due to medical reasons. [amended April 26, 1995]
	Section 2. Vacancies in the Board of Directors may be filled in the manner provided in the charter. A vacancy or vacancies shall be deemed to exist at any time the number of directors then in office is less than the whole Board as provided in Section 1, above.
	Section 3. The business of the corporation shall be managed by its Board of Directors, which may exercise all powers of the corporation and do all such lawful acts and things as are not by statute or by the charter or by these by-laws directed or required to be exercised or done by the stockholders.
	Section 4. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Rhode Island.
	Section 5. The Board of Directors shall hold a meeting immediately after each annual meeting of stockholders, at which meeting they shall elect a President, a Vice President, a

Treasurer, a Secretary, and such other officers as they may deem appropriate, provided, however, that they may adjourn said meeting to such time as they see fit and elect said officers at said adjourned meeting. They may also, at any annual meeting, or at any adjournment thereof, transact any other business which may be properly brought before them. Regular quarterly meetings of the directors shall be held on the last Wednesdays in the months of July, October, January and April. Special meetings of the directors shall be held upon the call of the President, or by the Chairman if there be a Chairman, as hereinafter provided. The Secretary shall give each director notice, by mail, at least twenty-four hours before any meeting, whether regular or special (except the first meeting), of the time and place of such meeting. But in the case of necessity, such notice may be given at such time and in such manner as the President or the Chairman may direct.
	Section 6. At all meetings of the Board of Directors the presence of both (i) a majority of the directors, and (ii) a majority of the directors elected by the holders of the corporation's Preferred Stock (including any director elected to fill any vacancy resulting from the resignation, death or removal of a director elected by such holders), shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
	Section 7. The Board of Directors may, by resolution passed by a majority of the directors, designate one or more committees, each committee to consist of three or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.
	Section 8. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.
	Section 9. Members of the Board of Directors or any committee designated thereby may participate in any special meeting of the Board or any meeting of such committee by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence at any such meeting. Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or any committee designated by the Board, and directors who are not also full-time employees of the corporation may be paid a fixed sum for attendance at each meeting of the Board at which a quorum is present, whether regular or special, and at each meeting of any such committee attended in person and at which a majority of the members are present, such fixed sum to be determined in each case by the Board of Directors. [amended April 26, 1995]
	Section 10. A director may be removed, with or without cause, only in the manner provided in the charter.
ARTICLE IV
OFFICERS
	Section 1. The officers of the corporation shall include a President, a Vice President, a Secretary and a Treasurer. The offices of Treasurer and Secretary may be held by the same person.
	Section 2. The Board of Directors may appoint such other officers and agents, including a Chairman, as it shall deem necessary, who shall hold their offices for such terms as shall be determined from time to time by the Board.
	Section 3. The salaries of all officers of the corporation shall be fixed by the Board of Directors.
	Section 4. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

	Section 5. The Chairman, if any, shall be the chief executive officer of the corporation; the President shall be the chief operating officer of the corporation; and the Treasurer shall be the chief financial officer of the corporation. If no Chairman is elected, qualified and acting, the President shall also be the chief executive officer of the corporation. The other officers of the corporation shall have the powers and shall perform the duties customarily appurtenant to their respective offices, and shall have such further power and shall perform such further duties as shall be from time to time assigned to them.
ARTICLE V
CERTIFICATES OF STOCK
	Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of, the corporation, by the President and Treasurer or Secretary, certifying the number and class of shares owned by him in the corporation.
	Section 2. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such President, Secretary or Treasurer may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature has been used thereon, had not ceased to be such officer or officers of the corporation.
	Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnify against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.
	Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
	Section 5. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.
ARTICLE VI
INDEMNIFICATION OF OFFICERS
	The corporation shall indemnify, to the full extent permitted by law from time to time, any person who is or was an officer of the corporation and any person who, while an officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against all judgments, penalties, fines, settlements and reasonable expenses actually incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person was, is or is threatened to be made a named defendant or respondent by reason of the fact that such person is serving or at any time was serving in one or more of the capacities set forth above.

ARTICLE VII
GENERAL PROVISIONS
	Section 1. The President shall present at each annual meeting a statement of the business and condition of the corporation.
	Section 2. All checks and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
	Section 3. The fiscal year of the corporation shall end on the thirty-first day of December in each year.
	Section 4. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Incorporated 1969 Rhode Island". The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced or otherwise.
ARTICLE VIII
REPEAL AND AMENDMENT OF BY-LAWS
	These By-laws may be amended or repealed at any annual or special meeting of the stockholders, provided that they shall not be amended or repealed at a special meeting unless notice that it is proposed to amend or repeal them is given by the Secretary in the notice of such meeting. The Board of Directors shall not have authority to amend these By-Laws.

                                             Exhibit 5


                                   April 30, 1996


Providence and Worcester Railroad Company
75 Hammond Street
Worcester, MA  01610

     RE: Registration Statement on Form S-8

Members of the Board:

     I have acted as counsel to the Providence and Worcester Railroad Company, a Rhode Island corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission related to 52,257 shares of the Company's common stock, $.50 par value per share (the "Common Stock"), to be issued pursuant to the Providence and Worcester Railroad Company Non-Qualified Stock Option Plan (the "Plan").

     In connection with this opinion, I have examined the Company's Articles of Incorporation as amended, the by-laws of the Company, as amended, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Common Stock, the Plan and such other instruments and documents as I have deemed relevant under the circumstances.

     In making the aforesaid examination, I have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to me as original or photostatic copies. I have also assumed that the corporate records furnished to me by the Company include all corporate proceedings regarding the issuance of the Common Stock taken by the Company to date.

     Based upon and subject to the foregoing, I am of the opinion that the Common Stock which may be issued by the Company under the Plan has been duly authorized and when issued in accordance with the terms of the Plan will be validly issued, fully paid and non-assessable.

Providence and Worcester Railroad Company
April 30, 1996
Page 2


     I hereby consent to the use of this opinion as herein set forth as an exhibit to the Registration Statement. This opinion is rendered to you in connection with the Registration Statement, and except as consented to in the preceding sentence, may not be relied upon or furnished to any other person in any context. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                   Very truly yours,

                                   Lynne Barry Dolan

                                   Lynne Barry Dolan
                                   Attorney At Law

                                             Exhibit 23.1





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Providence and Worcester Railroad Company on Form
S-8 of our reports dated March 8, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Providence and Worcester Railroad Company for the year ended December 31, 1995.




Deloitte & Touche LLP
Worcester, Massachusetts
April 30, 1996